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                                                                    EXHIBIT 4.3

                                                          NO. OF SHARES: 60,000



                           QUESTRON TECHNOLOGY, INC.

                          STOCK OPTION GRANT AGREEMENT


         THIS AGREEMENT, made as of September 22, 1997, between QUESTRON TECHNOLOGY, INC., a Delaware corporation ("Company"), with an address of 6400 Congress Avenue, Suite 200A, Boca Raton, Florida 33487 and Don E. Bastian and Kathryn T. Bastian (collectively "Optionee"), with an address of 100 Hatcher Lane, Hendersonville, Tennessee 37075.

 1.      GRANT OF OPTION

         The Company, effective September, 1997 ("Date of Grant"), hereby grants to the Optionee the right and the option ("Option") to purchase all or any part of an aggregate of 60,000 shares of the Company's Common Stock ($.001 per share par value) ("Common Stock") on the terms and conditions herein set forth. Dividends, subscription rights, etc. declared with respect to Common Stock prior to the exercise of the Option are not included in the Option.

 2.      PURCHASE PRICE

         The purchase price of the shares of Common Stock subject to the Option shall be $6.275 per share. The forgoing is subject to adjustment as provided in Section 4 below.

 3.      TERMS OF OPTION

         A. EXPIRATION DATE. Notwithstanding anything herein to the contrary, this option shall not be exercisable with respect to any shares following ten (10) years from the date that the option relating to such shares shall have vested and become exercisable or such shorter time as prescribed herein.

         B. EXERCISE. This Option shall vest and become exercisable upon the Closing, as that term is defined in that Stock Purchase Agreement dated as of August 29, 1997. This Option may be exercised in whole or from time to time in part, by written notice received by the Secretary or Treasurer of the Company not later than 5:00 P.M. prevailing local time, on or prior to the day the Option is to expire, specifying the number of shares of Common Stock to be purchased, and accompanied by full payment by certified or bank check or such other instrument


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                  as the Company may accept. Payment in full or in part may
                  also be made in the form of shares of Common Stock owned by the Optionee, which shall be free and clear of all liens, encumbrances and restrictions of any kind whatsoever and Optionee may be requested to represent and warrant to such effect and to take such other steps with respect to this form of payment as the Company shall require. Any such exercise shall also be subject to receipt by the Company of the representation and undertaking set forth in Section 3C hereof. Upon such payment the Company will thereafter deliver or cause to be delivered to the Optionee, at the office of the Company, a certificate or certificates for the number of shares with respect to which this Option is being exercised, registered in the name of the Optionee; provided, however, that if any law or regulation or order of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require the Company or Optionee (or other individual or individuals) to take any action in connection with the shares then being purchased, the delivery of the certificate or certificates for such shares shall be delayed for the period necessary to take and complete such action.

         C. SECURITIES LAW RESTRICTIONS. The Company agrees to use its best efforts to cause the shares of common stock issuable upon exercise of the Option to be registered at the Company's expense on a Registration Statement on Form S-8 under the Securities Act of 1933 ("Act") within ninety (90) days of the Closing pursuant to that Stock Purchase Agreement dated as of August 29, 1997. Unless a registration statement under the Act has been filed and remains effective with respect to such shares, the Company shall require that the offer and sale of such shares be exempt from the registration provisions of the Act. As a condition of such exemption, the Company shall require a representation and undertaking, in form and substance satisfactory to counsel for the Company, that the Optionee is acquiring the shares for the Optionee's own account for investment and not with a view to the distribution or resale thereof and shall otherwise require such representations and impose such conditions as shall establish to the Company's satisfaction that the offer and sale of such shares issuable upon the exercise of the Option will not constitute a violation of the Act or any similar state act affecting the offer and sale. If such shares are issued in an exempt transaction, such shares shall bear the following restrictive legend:

                                    "The shares represented by this certificate
                           have not been registered under the Securities Act of 1933 and may not be sold, pledged, or otherwise transferred except pursuant to an effective registration statement under said Act, Rule 144 or an opinion of counsel acceptable to the Company that some other exemption from registration is available."

                  If said shares were registered under the Act, to the extent that Optionee is an "affiliate" of the Company, any reoffers or resales of Common Stock must be held

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                  indefinitely unless (i) distribution of said Stock has been made registered under the Act, (ii) a sale of said Stock is made in conformity with the provisions of Rule 144 issued by the Securities and Exchange Commission under the Act, or
                  (iii) in the opinion of counsel acceptable to the Company some other exemption from registration is available.

 4.      ADJUSTMENTS

         In the event of any merger, reorganization, consolidation, recapitalization (including but not limited to the issuance of Common Stock or any securities convertible into Common Stock in exchange for securities of the Company), stock dividend, stock split or reverse stock split, extraordinary distribution with respect to the Common Stock or other similar change in corporate structure affecting the Common Stock, such substitution or adjustments shall be made in the aggregate number of shares of Common Stock then subject to the Option and in the Option price as may be determined to be appropriate by the Board of Directors of the Company, in its reasonable discretion; provided, however, that the number of shares of Common Stock subject to this Option shall always be a whole number.

 5.      TAXES

         The Company's obligation to deliver shares of Common Stock upon exercise of this Option in whole or in part, shall be subject to satisfaction of any applicable federal, state and local tax obligations.

 6.      ACCEPTANCE OF PROVISIONS

         The execution of this Agreement by the Optionee shall constitute the Optionee's acceptance of and agreement to all of the terms and conditions of this Agreement.

 7.      NOTICES

         All notices and other communications required or permitted under this Agreement shall be in writing and shall be given either by (i) personal delivery or regular mail or, (ii) first class registered or certified mail, return receipt requested. Any such communication shall be deemed to have been given on the date of receipt in the cases referred to in clause (i) of the preceding sentence and on the second day after the date of mailing in the cases referred to in clause (ii) of the preceding sentence. All such communications to the Company shall be addressed to it, to the attention of its Secretary or Treasurer, at its principal office at the address first set forth above, and to the Optionee at its address first set forth above, or, in each case, to such other person or address as may be designated by like notice hereunder.


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 8.      SHARES RESERVED

         The Company shall at all times during the term of this Agreement reserve and keep available such number of shares of its Common Stock as will be sufficient to satisfy the requirements of this Agreement, and shall pay all original issue taxes on the exercise of this Option, and all other fees and expenses necessarily incurred by the Company in connection therewith.

 9.      SUCCESSORS

         This Agreement shall be binding upon any successor of the Company.

10.      MISCELLANEOUS

         This Agreement contains a complete statement of all the arrangements between the parties with respect to its subject matter, and this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed exclusively in Delaware. The headings in this Agreement are solely for convenience of reference and shall not affect its meaning or interpretation.

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QUESTRON TECHNOLOGY, INC.                   OPTIONEE




By: /s/ DOMINIC A. POLIMENI                 /s/ DON E. BASTIAN
   ----------------------------------       ---------------------------------
     Name:  Dominic A. Polimeni             Don E. Bastian
     Title:  Chairman,  President,
             and Chief Executive
             Officer                        /s/ KATHRYN T. BASTIAN
                                            ---------------------------------
                                            Kathryn T. Bastian


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